EXHIBIT 10.33

Portions of this Exhibit 10.33 have been omitted based upon a request for confidential treatment. This Exhibit 10.33, including the non-public information, has been filed separately with the Securities and Exchange Commission “*” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

TITANIUM SPONGE SUPPLY AGREEMENT

This Agreement is executed on the 4th day of January 2010, having an effective date of December 18, 2009, by and between Toho Titanium Co., Ltd., a company organized and existing under the laws of Japan, having its principal place of business at 3-3-5 Chigasaki, Chigasaki-City, Kanagawa-Pref. 253-8510 Japan (hereinafter called “Toho”) and Titanium Metals Corporation, a company organized and existing under the laws of the State of Delaware, having its principal place of business at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240 (hereinafter called “TIMET”).  Toho and TIMET are hereinafter collectively called the “Parties” and individually a “Party.”

WITNESSETH:

WHEREAS, TIMET requires a stable supply of Commodity (as hereinafter defined) for use at its facilities;

WHEREAS, Toho is desirous of providing TIMET with a stable supply of Commodity throughout the term hereof;

WHEREAS, TIMET is desirous of obtaining an assurance by Toho that TIMET will have a stable source of supply of Commodity, and Toho is willing to provide such assurance;

WHEREAS, Toho and TIMET have previously entered into a Titanium Sponge Supply Agreement for the purchase and sale of titanium sponge dated as of November 14th, 2007 (the “Former Supply Agreement”); and

WHEREAS, Toho and TIMET desire to terminate the Former Supply Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

ARTICLE 1. TERMINATION OF SUPPLY AGREEMENT

Upon execution of this Agreement by Toho and TIMET, the Former Supply Agreement shall be automatically terminated and revoked without further action by the Parties.  The termination of the Former Supply Agreement shall not affect the rights of the Parties that have accrued thereunder prior to such termination.

ARTICLE 2. DEFINITIONS

2.1	As used in this Agreement, the following terms shall have the meanings as specified below:

    “All Other Types” means SP80, HP120, and HP250 as set out in the Appendix A.

“Annual Confirmation” shall have the meaning set forth in Article 4.1.

“Business Day” shall mean any day other than Saturday, Sunday or national holiday in the United States of America or Japan.

“Calculation Notice” shall have the meaning set forth in Article 8.1.

“Commodity” shall mean Structural Grade (as defined below), Disc Quality (as defined below) and All Other Types of titanium sponge meeting the Specifications (as defined below) set forth on Appendix A.

“Commodity Mix” shall have the meaning set forth in Article 5.3.

“Consignment Agreement” means the Titanium Sponge Consignment Agreement dated 14 November 2007 by and between Toho and TIMET and attached hereto as Appendix B.

“Consignment Place” shall have the meaning set forth in Clause 2.1 of the Consignment Agreement.

“Contract Year” means each year from 1st January to 31st December during the term of this Agreement, commencing with the year of 1st January to 31st December 2011.

“Cost Adjustment” shall have the meaning set forth in Article 6.4(a).

“Currency Adjustment” shall have the meaning set forth in Article 6.5(a).

“Disc Quality” shall mean titanium sponge produced by Toho meeting Specification RMS 71.4.

“Firm Annual Quantity” shall have the meaning set forth in Articles 5.1(b).

“Firm Price” shall have the meaning set forth in Article 6.1.

“Forecast Quantity” shall have the meaning set forth in Article 5.1(a).

“Force Majeure” shall have the meaning set forth in Article 16.

“Former Supply Agreement” shall have the meaning set forth in the recitals hereto.

“Mitsui EUROPE” means Mitsui & Co. Europe PLC.

“MT” shall have the meaning set forth in Article 5.2.

“Price Disagreement” shall have the meaning set forth in Article 7.1.

“Specification” means the latest version of the specifications for differing purities of Commodity (Structural Grade, Disc Quality and All Other Types), which are attached hereto as Appendix A.

“Structural Grade” shall mean titanium sponge produced by Toho meeting Specification RMS 72.4.

“Take or Pay Payment” shall have the meaning set forth in Article 8.2.

“Termination Date” shall have the meaning set forth in Article 14.1.

“TIMET Final Counteroffer” shall have the meaning set forth in Article 7.2(b)(ii).

“TIMET Final Offer” shall have the meaning set forth in Article 7.3(a).

“Toho Facility” means any titanium sponge production facility of Toho located in Japan.

“Toho Final Counteroffer” shall have the meaning set forth in Article 7.3(b)(ii).

“Toho Final Offer” shall have the meaning set forth in Article 7.2(a).

ARTICLE 3. DELIVERY

Toho agrees to deliver to TIMET, and TIMET agrees to take delivery from Toho of Commodity in the amount of the Firm Annual Quantity at the Firm Price pursuant to the provisions of the Consignment Agreement.  In case of a discrepancy between this Agreement and the Consignment Agreement, the former shall prevail.

ARTICLE 4. TIMET ANNUAL CONFIRMATION

4.1
The Firm Price of each specification of Commodity under this Agreement during each Contract Year shall be confirmed by TIMET and Toho in writing (hereinafter called the “Annual Confirmation”), which shall be made annually within thirty (30) days after the Parties have agreed to the Firm Price of Commodity for the next Contract Year.  The form of the Annual Confirmation is attached hereto as Appendix C.  The Annual Confirmation also will set forth the Commodity Mix (as defined below).

4.2	The Annual Confirmation shall stipulate the monthly delivery schedule of Commodity in the applicable Contract Year.

4.3
Each Annual Confirmation shall be deemed to incorporate the terms and conditions set forth in this Agreement and the Consignment Agreement.  If there is any conflict or difference in interpretation between this Agreement and any Annual Confirmation, the terms and conditions of this Agreement shall supersede those of said Annual Confirmation, and any such conflicting or different terms or conditions shall be deemed rejected by the other Party, unless such conflicting or different terms or conditions are incorporated into the relevant Annual Confirmation by writing or typing conspicuously on the Annual Confirmation and identifying the specific changes to this Agreement as an amendment and signed by the duly authorized representatives of TIMET and Toho.

ARTICLE 5. QUANTITY

5.1	(a)
By * of each Contract Year, TIMET shall provide Toho with an estimate of quantity of Commodity (including the estimated quantity of each type of Commodity) to be purchased and taken delivery of by TIMET for the next Contract Year pursuant to the Consignment Agreement (the “Forecast Quantity”).  Toho and TIMET shall agree by * to the actual quantity and price of Commodity by Specification to be supplied by Toho to TIMET pursuant to the Consignment Agreement during the following Contract Year.

(b)
The quantity agreed to by * shall be final and binding quantity for both Parties (the “Firm Annual Quantity”), provided that, where relevant, *  in the case that the Parties fail to reach agreement on the annual quantity in the relevant Contract Year.

(c)	Both the Forecast Quantity for the following Contract Year under this Agreement and the Firm Annual Quantity shall be within the range of quantities permitted as set forth in Article 5.2.

5.2
For Contract Year 2011, the Firm Annual Quantity of Disc Quality Commodity shall be *  and the Firm Annual Quantity of Structural Grade Commodity shall be *.  For Contract Years 2012-2025, the Parties have established a range for the minimum and maximum Firm Annual Quantity of Commodity *  as follows:

*	*	*
*	*	*
*	*	*

*
5.3
For Contract Years 2011 – 2025 the Commodity Mix by Specification (hereinafter called the “Commodity Mix”) with respect to All Other Types of Commodity and for Contract Years 2012 – 2025 the Commodity Mix with respect to Disc Quality and Structural Grade Commodity will be subject to the limitations as follows:

*	*	*
*	*	*
*	*	*

For the avoidance of doubt, the Firm Annual Quantity of All Other Types of Commodity shall be included in the Disc Quality minimum and maximum, as the case may be.

From Contract Year 2012 to the expiration or termination of this Agreement, TIMET will provide to Toho an initial forecast (hereinafter called the “Initial Forecast”) for the total volume of Commodity and Commodity Mix on or prior to *  Such initial forecast shall include *.  TIMET will provide Forecast Quantity by updating such Initial Forecast on *.  Toho shall agree to the final Commodity Mix requested by TIMET if the total volumes of Commodity are within the permitted minimums and maximums set forth in Article 5.2 and the volumes of Disc Quality and Structural Grade are within the permitted minimum and maximum set forth in Article 5.3 and the volume of All Other Types of Commodity are *. The Maximum combined quantity of All Other Types of Commodity (SP80, HP120 and HP250) shall be reasonable in comparison with the past actual quantity ordered by TIMET. *, the Parties will agree on the final Commodity Mix for such year. In the case that the Parties fail to reach agreement on the final Commodity Mix in the relevant Contract Year, the minimum quantity of the All Other Types of Commodity set forth in Initial Forecast shall be deemed to be the final quantity for All Other Types of Commodity.

5.4	*

ARTICLE 6. PRICE

6.1
On or prior to *, Toho will provide to TIMET the price for the Commodity for the upcoming Contract Year.  (In the event that there is a Cost Adjustment (as defined below) or a Currency Adjustment (as defined below) applicable to the upcoming Contract Year, Toho will provide to TIMET the price for the Commodity by *.) The Parties will engage in negotiation within the applicable price ranges detailed in Article 6.3, and will take into consideration the market situation of titanium sponge in their final agreement on the price of Commodity to be reached by * of the year that precedes such Contract Year (the “Firm Price”).  If no agreement is reached by *, the terms of Article 7 shall apply.

6.2
The Firm Price shall be set out in each Annual Confirmation issued pursuant to Article 4.1. All prices are stipulated in U.S. Dollars per kilogram, DDU (notwithstanding any provisions of the Consignment Agreement, as defined in INCOTERMS 2000) Consignment Place basis, and the Firm Price shall be held final and binding on both Parties for the applicable Contract Year.

6.3
The permissible price ranges for the minimum and maximum Firm Price shall be as set forth in the table below, as adjusted pursuant to Articles 6.4 and 6.5 below. The price range below, adjusted as applicable, for the Commodity shall be applicable for each Contract Year during the term of this Agreement.

*	*	*
*	*	*
*	*	*
*	*	*
*	*	*
*	*	*

6.4	(a)	*

(b)               *

(c)               *

(d)
With respect to the Benchmark and Reference Indices for feedstock (i.e., the BM-F and the RI-F), TIMET shall be permitted upon advance written notice to audit Toho’s books and records to verify the actual and estimated purchase costs incurred to purchase all rutile feedstock for all periods relevant to the Cost Adjustment calculation.

(e)	The Parties shall complete the calculation of the Cost Adjustment to the price range by *.

6.5	(a)	*

(b)	*

(c)                *

(d)	The Parties shall complete the calculation of the Currency Adjustment to the price range by *.

ARTICLE 7. PRICE DISAGREEMENT

7.1
In the event that TIMET and Toho fail to agree on the Firm Price of the Commodity for any Contract Year pursuant to the provisions set forth in Article 6 on or before *  (the “Price Disagreement”), the terms and conditions of this Article 7 shall apply.

7.2	In case that the following Contract Year is an odd year:

(a)
*, Toho shall make an offer to TIMET in writing (hereinafter called “Toho’s Final Offer”), which will consist of the lowest prices (within the applicable price range) at which Toho is willing to sell the Firm Annual Quantity of the Commodity for such Contract Year.

(b)	*, TIMET shall respond to Toho in writing as follows:

(i)	by accepting Toho’s Final Offer; or

(ii)
by making its final offer price to Toho (hereinafter called “TIMET’s Final Counteroffer”), which will consist of the highest prices (within the applicable price range) at which TIMET is willing to purchase the Firm Annual Quantity of the Commodity for such Contract Year.

(c)	Unless the price of Commodity is mutually agreed by both Parties *, the price of Commodity stipulated in TIMET’s Final Counteroffer shall be deemed to be accepted by Toho and to be the Firm Price.

7.3	In case that the following Contract Year is an even year:

(a)
*, TIMET shall make an offer to Toho in writing (hereinafter called “TIMET’s Final Offer”), which will consist of the highest prices (within the applicable price range) at which TIMET is willing to purchase the Firm Annual Quantity of the Commodity for such Contract Year.

(b)	*, Toho shall respond to TIMET in writing as follows:

(i)	by accepting TIMET’s Final Offer; or

(ii)
by making its final offer price to TIMET (hereinafter called “Toho’s Final Counteroffer”), which will consist of the lowest prices (within the applicable price range) at which Toho is willing to sell the Firm Annual Quantity of the Commodity for such Contract Year.

(c)	Unless the price of Commodity is mutually agreed by both Parties *, the price of Commodity stipulated in Toho’s Final Counteroffer shall be deemed to be accepted by TIMET and to be the Firm Price.

ARTICLE 8. TAKE OR PAY

8.1
*, Toho will calculate the amount of Commodity actually sold by Toho to TIMET hereunder for the immediately preceding Contract Year and shall advise TIMET in writing of the result of such calculation (hereinafter called the “Calculation Notice”).  If TIMET objects to such calculation, it shall advise Toho in writing of its objection within *  after receipt of the Calculation Notice.  The date on which the Parties agree in writing as to such calculation shall be referred to as the “Calculation Date.”

8.2	*

8.3
The liquidated damages in the amount of the Take or Pay Payment stipulated in Article 8.2 shall settle all the damages arising from TIMET’s failure to take delivery of the full amount of the Firm Annual Quantity *.

ARTICLE 9. PAYMENT

Pursuant to Clause 3.4 of the Consignment Agreement, the payment term for Commodity sold and delivered to TIMET by Toho pursuant to the Consignment Agreement shall be within *  after the end of the month during which the sale shall have taken place pursuant to Clause 3.2 of the Consignment Agreement and shall be effected by bank remittance to such bank account as designated by Toho.

ARTICLE 10. TITLE AND RISK

Title to and risk of loss of or damage to Commodity shall pass from Toho to TIMET, pursuant to the provisions of the Consignment Agreement.

ARTICLE 11. SHIPMENT

11.1
The shipment of Commodity hereunder shall be made in accordance with the delivery schedule in the Annual Confirmation. Toho agrees to deliver the Commodity within *  before or after the delivery schedule in the Annual Confirmation.  If any scheduled shipment (other than due to Force Majeure) is delayed by more than *  from the scheduled delivery date, and the Commodity held in Consignment is not sufficient to cover for such late delivery, TIMET may, at its sole election, provide written notice to Toho of TIMET’s election to (i) *; or (ii) take delivery of the delayed Commodity within *  of receipt of TIMET’s notice of election, and Toho agrees to supply the Commodity to TIMET on a first priority basis, with time of the essence in performance, until all TIMET’s orders have been brought current with the original delivery schedule.  *.

11.2
TIMET shall use commercially reasonable efforts to schedule the shipments of Commodity to be evenly spread by calendar quarter (and also evenly spread in each calendar month) during each Contract Year.  The Parties understand, however, that actual quantities of Commodity to be purchased and taken delivery of by TIMET may vary upward or downward from quarter-to-quarter and month-to-month, depending on TIMET’s production requirements and availability of Commodity and on the production of Commodity at the Toho Facility.  For the avoidance of doubt, the actual quantity of Commodity to be delivered in each Contract Year shall in no way affect the obligation of TIMET or Toho with regard to delivery of the entire Firm Annual Quantity throughout the relevant Contract Year.

ARTICLE 12 WARRANTY

12.1	Toho warrants to TIMET that Toho holds and will pass marketable title to the goods sold under the Consignment Agreement.

12.2	Toho warrants to TIMET that Commodity shall strictly conform to the applicable Specification.

12.3
In the event that Commodity sold by Toho to TIMET hereunder does not conform to the warranty set forth in Article 12.2 above, then Toho shall, at its sole cost and expense, remove or otherwise dispose of such non-conforming Commodity and replace it promptly with an equivalent quantity of Commodity which conforms to such warranty.  Toho’s obligation to remove or dispose of and replace non-conforming Commodity with conforming Commodity shall not be applicable in the event TIMET fails to give notice of such non-conformity as provided for in Article 13.

12.4
Except for such warranties, no warranties whatsoever, express or implied, with respect to any quantities of Commodity delivered to TIMET hereunder are made by Toho and Toho expressly disclaims any warranty of merchantability, express, implied or statutory, with respect to such quantities of Commodity, and further disclaims any warranty of fitness for any purpose.

ARTICLE 13 INSPECTION

TIMET shall inspect all Commodity delivered by Toho and inform Toho pursuant to Clause 2.3 of the Consignment Agreement if the Commodity does not conform to the Specifications.

ARTICLE 14. TERM AND TERMINATION

14.1	This Agreement shall be effective as of the 18th day of December 2009 and remain effective until December 31, 2025 (the “Termination Date”).

14.2	This Agreement shall terminate upon the occurrence of any of the following:

(a)	the Termination Date;

(b)	exercise of the right to terminate this Agreement set forth in Article 14.3 or 14.4 below.

14.3
If either Party commits a material breach of this Agreement, the Annual Confirmation or the Consignment Agreement, the non-breaching Party may give a written notice demanding the breaching Party to remedy such breach, if such breach is capable of being remedied.  If the breaching Party fails to remedy the same within ninety (90) days (or fails to commence efforts to remedy the same within thirty (30) days) after receipt of such notice or such breach is not capable of being remedied, the non-breaching Party has a right to terminate this Agreement immediately by written notice to the breaching Party.

14.4
Either Party has a right to terminate this Agreement immediately if bankruptcy, insolvency, reorganization proceedings, or any other proceedings analogous in nature or effect, are instituted by or against the other Party, or the other Party is dissolved or liquidated, whether voluntarily or involuntarily, or if a receiver or trustee is appointed for all or a substantial part of the assets of the other Party or if the other Party makes an assignment for the benefit of creditors generally.

14.5	The termination of this Agreement shall not affect the rights of the Parties that have accrued hereunder prior to such termination.

14.6	Notwithstanding Clause 5 of the Consignment Agreement, both Parties agree not to terminate the Consignment Agreement unless this Agreement is terminated.

14.7	An obligation to pay under Article 8 or Article 11.1 if accrued prior to the date of termination of this Agreement, shall survive the termination of this Agreement.

ARTICLE 15. HARDSHIP

The Parties declare it to be their intention that the provisions of this Agreement shall operate between them fairly without detriment to the interests of either Party and this understanding forms the basis upon which this Agreement has been negotiated and entered into.  If, during the course of the performance of this Agreement, one Party notifies the other Party of its good faith belief that, due to factors beyond the control of such Party, the terms of contract contained herein have ceased to be fair or have become inequitable, including, without limitation, substantial changes in economic circumstances from the circumstances existing at the date hereof, then the Parties shall discuss the situation and consider all contents hereof for possible amendment.  There shall be no consequence under this Agreement if no amendment is made as a result of such discussions.

ARTICLE 16. FORCE MAJEURE

16.1
Neither Party shall be liable for a failure to perform or delay in performing all or any part of this Agreement, the Consignment Agreement, or of any Annual Confirmation when such failure or delay is due to any cause or circumstance beyond the reasonable control of such Party including, without limitation, acts of God, fire, flood, storms, earthquake, typhoon, tidal wave, plague or other epidemics, laws, governmental orders, regulations, sanctions or restrictions, war (whether declared or not), armed conflict, or the serious threat of the same, hostilities, mobilization, blockade, embargo, detention, revolution, riot, looting, lockout, strike or other labor dispute or unavailability of transportation (each an event of “Force Majeure”).

16.2
If any of the events of Force Majeure occurs and the failure or delay caused thereby cannot be cured within ninety (90) days, any part of the Annual Confirmation affected thereby shall be deemed not to form a part of such Annual Confirmation and the Parties shall be discharged from any relevant obligations thereunder accordingly.

16.3
The Party affected by an event of Force Majeure shall promptly notify the other Party, in writing, as to its commencement and termination.  The Party so affected shall take commercially reasonable steps to resume performance hereunder with the least possible delay.

16.4
In the event of any Force Majeure occurring, both Parties shall use their commercially reasonable endeavors to find out possible lawful means to minimize the loss and damage resulting from such circumstances and may also seek alternative means to give effect to the objects of this Agreement.

ARTICLE 17. ARBITRATION

17.1
If there shall be any dispute under this Agreement (excluding that related to the Price Disagreement set forth in Article 7), the regular representatives of the Parties shall use their best efforts to resolve the matter on an amicable basis and in a manner fair to the Parties. If one Party notifies another Party that a dispute has arisen and the Parties are unable to resolve such dispute within a period of thirty (30) days from such notice, then the matter shall be referred to arbitration under Article 17.2

17.2
If a dispute is not resolved in the manner and within the period described in Article 17.1, the dispute shall be referred by either Party for final settlement by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce. One arbitrator appointed in accordance with said Rules shall decide the matters in dispute.

17.3
The place of arbitration shall be New York City, New York, USA. The costs of arbitration, including reasonable attorneys’ fees, shall be awarded as the arbitrator shall equitably determine. The award shall set forth the legal and factual bases therefor.

17.4
The award of the arbitrator shall be final and binding and not subject to any appeal.  Judgment on the award may be entered in any court having jurisdiction thereof or having jurisdiction over the unsuccessful Party or its assets.

17.5
When adjudicating a dispute or proceeding among the Parties, the arbitrator shall be instructed to first apply the contractual provisions hereof and the mutual intent of the Parties as set forth in this Agreement and any Annual Confirmations that are part of such dispute or proceeding.

17.6
If a dispute, controversy or claim other than an issue of material breach is submitted to arbitration pursuant to this Article 17, the Parties, during the period of such arbitral proceedings and pending the making of an arbitral award, shall continue to perform their respective obligations under this Agreement insofar as the circumstances reasonably shall allow without prejudice to a final adjustment in accordance with the arbitral award made in respect of that dispute, controversy or claim.

ARTICLE 18. GOVERNING LAW

This Agreement and any Annual Confirmation shall be in all respects governed by and construed in accordance with the laws of the State of New York, USA without regard to the conflicts of laws principles of England.

ARTICLE 19. ENTIRE AGREEMENT

With the exception of the Consignment Agreement, this Agreement, including the agreements represented in the Appendices hereto, constitutes the entire agreement among the Parties regarding the subject matter contained herein and wholly cancels, terminates and supersedes all previous negotiations, agreements and commitments, whether formal or informal, oral or written, with respect to the subject matter hereof.

ARTICLE 20. AMENDMENTS

This Agreement shall not be amended, changed or modified in any manner except by an instrument in writing signed by duly authorized representatives of all the Parties.

ARTICLE 21 CONFIDENTIALITY

21.1	(a)
Neither Party shall disclose to any other person any information relating to or referring to the matters in this Agreement that such party (the “Receiving Party”) has received from the other party except:

(i)	to the extent such information was in the lawful possession of the Receiving Party without confidentiality restrictions prior to its receipt thereof from the disclosing Party;

(ii)	to the extent such information is or becomes public knowledge without the fault of the Receiving Party;

(iii)
where disclosure is required by law or is made in compliance with the order of any court of competent jurisdiction or by the rules or regulations of any stock exchange on which any securities of the Parties or any of their affiliates are registered, or any regulatory or statutory body;

(iv)
in the case of Toho to its subsidiaries or affiliates, or employees, consultants, advisors, lawyers, accountants or bankers of any of the foregoing, provided that such recipients of information are made aware of the confidentiality of such information;

(v)
in the case of TIMET, to its subsidiaries, its affiliates or its or its subsidiaries or affiliates’ employees, consultants, advisors, lawyers, accountants or bankers, provided that such recipients of information are made aware of the confidentiality of such information

(vi)	where it is independently developed by it or any of its affiliates without usage of any information that is confidential under this Agreement;

(vii)	is or becomes available to the Receiving Party on an unrestricted basis from a source having a right to make such disclosure; or

(viii)	is made available on an unrestricted basis by a third party.

(b)
The Parties will attempt to limit the exchange of information relating to or referring to the matters dealt with in this Agreement to only such information reasonably necessary for the purposes of this Agreement.

ARTICLE 22. ASSIGNMENT

22.1	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

22.2
Neither Party shall assign, transfer or otherwise dispose of its rights or obligations under this Agreement and the Annual Confirmation, in whole or in part, without the prior written permission of the other Party which will not be unreasonably withheld.

ARTICLE 23. NO WAIVER

23.1
No failure to exercise or delay in exercising any right or remedy under this Agreement, the Consignment Agreement, or under any Annual Confirmation by any Party shall operate as a waiver thereof or of any other right or remedy which such Party may have hereunder or thereunder, nor shall any single or partial exercise of such right or remedy preclude any further exercise thereof or of any other right or remedy which such Party may have hereunder or thereunder.

23.2	The rights and remedies provided herein are cumulative and not exclusive of any rights and remedies provided by law, in equity or otherwise.

ARTICLE 24. SEVERABILITY

In the event that any provision or any portion of any provision of this Agreement turns out to be invalid, illegal or unenforceable under any applicable law, such provision or portion thereof shall be deemed to be deleted from this Agreement and the validity of the remainder of this Agreement shall remain unaffected thereby.

ARTICLE 25. NOTICES

25.1
All notices, requests or other communications required or permitted to be given hereunder shall be in writing in the English language and shall be sent by registered mail, postage prepaid, or e-mail or facsimile (with confirmation by registered mail, postage prepaid) to the Party at its address set forth below or to such other address as may from time to time be notified by any Party to the other in accordance with this Article 25.1:

If to TIMET:                      Titanium Metals Corporation
Attn: General Counsel
3 Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
Facsimile:  (972) 448-1445

With a copy to:                TIMET UK Limited
PO Box 704, Witton Birmingham B6 7UR
Attention: Purchase Manager
Facsimile: 0121-332-5338

If to Toho :                        Toho Titanium Co., Ltd.
3-3-5 Chigasaki, Chigasaki-City
Kanagawa-Pref. 253-8510 Japan
Attention: General Manager, Titanium Sales Dept.
Facsimile: 81-467-82-6661

With a copy to:                 Toho Titanium America Co., Ltd.
2500 City West Blvd., Siite300
Houston, Texas 77042
Attention: President
Facsimile:

With a copy to:                 Toho Titanium Europe Co., Ltd.
City Tower, 40 Basinghall Street, EC2V 5DE
London, UK
Attention: Managing Director
Facsimile:

25.2
All notices shall be deemed to have been given when duly transmitted by e-mail or facsimile or seven (7) days after such notice has been deposited in the mail and sent by registered mail as the case may be.

ARTICLE 26. HEADINGS

The headings of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation hereof.

ARTICLE 27. LANGUAGE; CURRENCY

English shall be the official language of this Agreement.  Except as expressly stated otherwise, all currency figures in this Agreement are expressed in United States dollars.

ARTICLE 28. CONFLICTS

If there is any conflict or difference in interpretation between this Agreement and the Consignment Agreement, the terms and conditions of this Agreement shall supersede those of the Consignment Agreement, unless provided otherwise in this Agreement.

ARTICLE 29. COUNTERPARTS

This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 30. TAXES AND DUTIES

All taxes and duties imposed on the sale of Commodity to TIMET by Toho hereunder shall be the responsibility of TIMET; provided, however, that any taxes imposed on Toho’s income shall be the responsibility of Toho.

ARTICLE 31. COOPERATION

In the event that TIMET determines to construct a new titanium sponge plant in the future (excluding any partnership, joint venture, acquisition or investment with or in a third party or parties), TIMET agrees to enter into discussions with Toho concerning possible cooperation between the Parties prior to TIMET’s construction of such new titanium sponge plant.  In the event that Toho is unable or unwilling to accommodate any new or further supply that TIMET may desire on terms acceptable to TIMET, Toho agrees to enter into discussions with TIMET concerning the possibility of participation or cooperation in TIMET’s plans and location of such new titanium sponge plant.  In the event that Toho determines to construct a new titanium sponge plant in the future (excluding any partnership, joint venture, acquisition or investment with or in a third party or parties), Toho agrees to enter into discussions with TIMET concerning possible cooperation between the parties prior to Toho’s construction of such new titanium sponge plant.  For purposes of clarity, neither party is obligated by the provisions of this Article 31 to continue discussions beyond an initial meeting or to enter into any agreement with the other party concerning the subject matter hereof.

ARTICLE 32. APPOINTMENT OF AGENT

TIMET agrees that Toho will be permitted to appoint Mitsui EUROPE or its affiliates as its agent to perform certain services under this Agreement (without cost to TIMET), including but not limited to, delivery and shipment of the Commodity hereunder, provided, however, that Toho shall remain obligated to TIMET hereunder for all such services performed by Mitsui EUROPE.

ARTICLE 33. APPOINTMENT OF DISTRIBUTORS

TIMET agrees that Toho will be permitted to appoint Toho Titanium America Co., Ltd. and Toho Titanium Europe Co., Ltd., which are both wholly owned subsidiaries of Toho, as its distributors of Commodity.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives on the day and year first above written.

Toho Titanium Co., Ltd.

By:  /s/ S. Watanabe
Name:  Shinichi Watanabe
Title:  Senior Executive Managing Officer

Titanium Metals Corporation

By:  /s/ Henry S. Seiner
Name:  Henry S. Seiner
Title: Vice President

RAW MATERIAL SPECIFICATION	RMS: 71.4
REV: 3
PREMIUM GRADE TITANIUM SPONGE CLASS A RAW MATERIAL	DATE:15 Dec 08
PAGE: 1 of 6

SCOPE

1.1
This specification covers the manufacture of premium quality titanium sponge produced by the Vacuum Distillation Process for use in making titanium alloy products for premium grade aerospace applications.

1.2	This product shall be controlled by a written Method of Manufacture agreed between supplier and TIMET. No change shall be made to the Method of Manufacture without prior approval by TIMET.

1.3	This is a TIMET designated Class “A” raw material.

2	ACKNOWLEDGEMENT

The manufacturer, defined throughout this specification as the supplier, shall explicitly incorporate this specification, RMS 71.4 and revision number in all quotations, certification and acknowledgements.

3	APPLICABLE DOCUMENTS

3.1	TIMET RMS 1000 Critical Aerospace Application Raw Material Quality Systems Requirements (latest revision).

3.2	PWA 1201, Titanium Sponge (latest revision).

3.3	PWA 300, Control of Materials, Processes and Parts (latest revision)

3.4	PWA 370, Engineering Source Approval (latest revision)

3.5	GE P1TF95, Control of Materials Used in the Melting of Premium Quality Titanium Base Metals (latest revision).

4	TECHNICAL REQUIREMENTS

4.1	Composition

Material shall conform to the percentages by weight shown in Table I.  Determination shall be by applicable ASTM, spectrographic or other analytical methods acceptable to TIMET.

4.2	Table 1: Chemical Analysis

The following elements shall be determined and shall not exceed the limits detailed below. *

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Table 1

Element	Blend wt%
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

Should any of the elements fall outside these limits, the Supplier must submit a Nonconforming Material Request form for TIMET approval as defined in RMS 1000.

4.3	Hardness

The hardness of each lot of material shall be determined by methods agreed between the Supplier and TIMET. *; determination is not required for routine acceptance.

4.4	Quality

4.4.1	Sponge shall be uniform in appearance, thoroughly blended and free from high density inclusions, oxides, nitrides, slag particles, discolored particles, non-metallic and all other foreign materials.

4.4.2
Sponge particles from each lot (batch) or blend of lots shall be visually inspected to an established inspection procedure to a frequency as agreed in the Method of Manufacture to remove any particle(s) of unusual color or physical appearance.  Any particle(s) that are suspected of burn shall be sent for analysis.  Only the portion of the sponge particle that exhibits the unusual color or physical appearance shall be tested for nitrogen.

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4.4.3	No sponge shall be used when *.

4.4.4
No sponge shall be used which has been subjected to a fire or has been produced in equipment that has experienced a fire until that equipment has been cleaned, inspected for damage and has produced sponge not used for product meeting this specification.

4.4.5	Specific procedures must be available dealing with control of any dense metal tools used in the processing/inspection areas, e.g. tungsten or tungsten carbide.

4.4.6	*.

4.4.7	*.

4.4.8	Every effort must be made to keep 4.4.6 and 4.4.7 to a minimum and despatch all of one (1) batch at the same time if possible.

4.5	Screen Analysis

The titanium sponge shall be in the particle size range listed below.

Size Range	Amount
*	*

           The following size ranges shall be reported on the certificate of analysis:

Size Range
*

4.6	Bulk Density

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*

4.7	Sampling

A representative sample will be obtained by abstracting a representative portion of the stream of material, when lot is being fed into drums during packaging.  The size of the sample will be defined in the approved process outline.  The minimum size of the sample sent to TIMET and removed from the representative portion will be 5kg, and this will be sent with the lot in drum 1. For the first delivery of sponge every year, and upon request at any other time, the supplier will make available to TIMET a slice of the manufacturers evaluation ingot. This shall be sent to the attention of the Raw Materials Quality Engineer of TIMET UK.

5	IDENTIFICATION

The body of each drum shall be legibly marked with the words “Titanium Sponge”, along with the lot number, the drum number and the supplier of the sponge.  The lot number shall be repeated on the diametrically opposite side to the primary markings, on the top third of the drum in characters at least 40mm (1.6”) high.

6	PACKAGING

*

7	SHIPPING

7.1
All containers and shipping papers must be in compliance with applicable regulations.  The product shall be prepared for shipment in accordance with commercial practice and in compliance with applicable rules and regulations pertaining to handling, packaging and transportation to ensure carrier acceptance and safe delivery.

7.2	For shipment overseas, an entire blend shall be contained in one overseas shipping container.

7.3	Within each delivery the drums will be arranged in order of lot and drum number.

7.4	The method of packing and delivery will not be altered without the prior agreement of TIMET.

7.5	The samples that are required by Section 4 of this specification shall be packed in No.1 drum of the lot.

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8	CERTIFICATION

The manufacturer will send to TIMET, FAO the Technical Officer – Raw Materials, prior to, or at the time of despatch a certificate of analysis in duplicate stating the TIMET specification number and giving:

8.1	Average values from the chemical analysis of the blends, along with particle size analysis and hardness of each lot as per section 4 of this specification.

8.2
Statement that material meets this RMS, RMS 1000, PWA 1201, PWA 300, PWA 370 and GE P1TF 95 and material has been manufactured in accordance with the applicable method of manufacture and/or applicable end user agreements. If a non-integrated process is used, this must be stated.

8.3	Details of any non-conformances and/or process change requests that apply on the first lot.

9	NON-CONFORMANCE

Per RMS 1000.

10	QUALITY ASSURANCE

Per RMS 1000.

11	OTHER CRITERIA

11.1
The order of precedence shall be any applicable agreements between TIMET and the supplier, the requirements listed on the TIMET Purchase Order or contract, RMS 71.4 (latest revision) and RMS 1000 (latest revision).

11.2
Acceptance of this RMS by the supplier must be acknowledged and a signed copy of such acceptance shall be returned to TIMET Purchasing Manager.  The acceptance must indicate the date from which material to the new specification will be despatched to TIMET.

12           REVISION HISTORY:

Revision 3:	15 Dec 08	Major rewrite to bring specification up to date and more in-line with all other raw material specifications.
APPROVED:

RAW MATERIAL SPECIFICATION	RMS: 71.4
REV: 3
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PAGE: 6 of 6

RK Bolingbroke	15/12/08	Yvon MILLET	15 Dec 08
Quality and Technology Manager, Witton	Date	Quality and Technology Manager, Savoie	Date
Michael Hausman	12 Dec 08	JR Berger	10 Dec 08
Quality and Technology Manager, Morgantown	Date	Quality and Technology Manager, Henderson	Date
J Horodecky	15 Dec 08	Margaret Bolding	12 Dec 08
Purchasing Manager, Europe	Date	Purchasing Manager, Henderson	Date
Nicholas D. Corby, III	12/12/08
Purchasing Manager, Morgantown	Date

RAW MATERIAL SPECIFICATION	RMS: 71.5
REV: 4
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PAGE: 1 of 6

1	SCOPE

1.1
This specification covers the manufacture of premium quality titanium sponge produced by the Vacuum Distillation Process for use in making titanium alloy products for premium grade aerospace applications.

1.2	This product shall be controlled by a written Method of Manufacture agreed between supplier and TIMET. No change shall be made to the Method of Manufacture without prior approval by TIMET.
1.3	This is a TIMET designated Class “A” raw material.
2	ACKNOWLEDGEMENT
The manufacturer, defined throughout this specification as the supplier, shall explicitly incorporate this specification, RMS 71.5 and revision number in all quotations, certification and acknowledgements.
3	APPLICABLE DOCUMENTS
3.1	TIMET RMS 1000 Critical Aerospace Application Raw Material Quality Systems Requirements (latest revision).
3.2	PWA 1201, Titanium Sponge (latest revision).
3.3	PWA 300, Control of Materials, Processes and Parts (latest revision)
3.4	PWA 370, Engineering Source Approval (latest revision)
3.5	GE P1TF95, Control of Materials Used in the Melting of Premium Quality Titanium Base Metals (latest revision).
4	TECHNICAL REQUIREMENTS
4.1	Composition
Material shall conform to the percentages by weight shown in Table I.  Determination shall be by applicable ASTM, spectrographic or other analytical methods acceptable to TIMET.
4.2	Table 1: Chemical Analysis
The following elements shall be determined and shall not exceed the limits detailed below.  *.

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Table 1

*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

The maximum Iron plus Nickel content of the sponge shall be reported separately as follows: *

Should any of the elements fall outside these limits, the Supplier must submit a Nonconforming Material Request form for TIMET approval as defined in RMS 1000.

4.3	Hardness

The hardness of each lot of material shall be determined by methods agreed between the Supplier and TIMET. *; determination is not required for routine acceptance.

4.4	Quality

4.4.1	Sponge shall be uniform in appearance, thoroughly blended and free from high density inclusions, oxides, nitrides, slag particles, discolored particles, non-metallic and all other foreign materials.

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4.4.2
Sponge particles from each lot (batch) or blend of lots shall be visually inspected to an established inspection procedure to a frequency as agreed in the Method of Manufacture to remove any particle(s) of unusual color or physical appearance.  Any particle(s) that are suspected of burn shall be sent for analysis.  Only the portion of the sponge particle that exhibits the unusual color or physical appearance shall be tested for nitrogen.

4.4.3	*

4.4.4
No sponge shall be used which has been subjected to a fire or has been produced in equipment that has experienced a fire until that equipment has been cleaned, inspected for damage and has produced sponge not used for product meeting this specification.

4.4.5	Specific procedures must be available dealing with control of any dense metal tools used in the processing/inspection areas, e.g. tungsten or tungsten carbide.

4.4.6	*

4.4.7	*

4.4.8	Every effort must be made to keep 4.4.6 and 4.4.7 to a minimum and despatch all of one (1) batch at the same time if possible.

4.5	Screen Analysis

The titanium sponge shall be in the particle size range listed below.

Size Range	Amount
*	*

    The following size ranges shall be reported on the certificate of analysis:
Size Range
*

4.6	Bulk Density

*

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4.7	Sampling

A representative sample will be obtained by abstracting a representative portion of the stream of material, when lot is being fed into drums during packaging.  The size of the sample will be defined in the approved process outline.  The minimum size of the sample sent to TIMET and removed from the representative portion will be 5kg, and this will be sent with the lot in drum 1.  For the first delivery of sponge every year, and upon request at any other time, the supplier will make available to TIMET a slice of the manufacturers evaluation ingot. This shall be sent to the attention of the Raw Materials Quality Engineer of TIMET UK.

5	IDENTIFICATION

The body of each drum shall be legibly marked with the words “Titanium Sponge”, along with the lot number, the drum number and the supplier of the sponge.  The lot number shall be repeated on the diametrically opposite side to the primary markings, on the top third of the drum in characters at least 40mm (1.6”) high. Each drum will have a yellow band, with the marking `SP80`, `HP120` or `HP250` (depending on the particular grade of sponge) clearly written on the drum body.

6	PACKAGING

7	* SHIPPING

7.1
All containers and shipping papers must be in compliance with applicable regulations.  The product shall be prepared for shipment in accordance with commercial practice and in compliance with applicable rules and regulations pertaining to handling, packaging and transportation to ensure carrier acceptance and safe delivery.

7.2	For shipment overseas, an entire blend shall be contained in one overseas shipping container.

7.3	Within each delivery the drums will be arranged in order of lot and drum number.

7.4	The method of packing and delivery will not be altered without the prior agreement of TIMET.

7.5	The samples that are required by Section 4 of this specification shall be packed in No.1 drum of the lot.

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8	CERTIFICATION

 The manufacturer will send to TIMET, FAO the Technical Officer – Raw Materials, prior to, or at the time of despatch a certificate of analysis in duplicate stating the TIMET specification number and giving:

8.1	Average values from the chemical analysis of the blends, along with particle size analysis and hardness of each lot as per section 4 of this specification.

8.2
Statement that material meets this RMS, RMS 1000, PWA 1201, PWA 300, PWA 370 and GE P1TF 95 and material has been manufactured in accordance with the applicable method of manufacture and/or applicable end user agreements. If a non-integrated process is used, this must be stated.

8.3	Details of any non-conformances and/or process change requests that apply on the first lot.

9	NON-CONFORMANCE

Per RMS 1000.

10	QUALITY ASSURANCE

Per RMS 1000.

11	OTHER CRITERIA

11.1
The order of precedence shall be any applicable agreements between TIMET and the supplier, the requirements listed on the TIMET Purchase Order or contract, RMS 71.5 (latest revision) and RMS 1000 (latest revision).

11.2
Acceptance of this RMS by the supplier must be acknowledged and a signed copy of such acceptance shall be returned to TIMET Purchasing Manager.  The acceptance must indicate the date from which material to the new specification will be despatched to TIMET.

12           REVISION HISTORY:

Revision 4:	15 Dec 08	Major rewrite to bring specification up to date and more in-line with all other raw material specifications.
APPROVED:

RAW MATERIAL SPECIFICATION	RMS: 71.5
REV: 4
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PAGE: 6 of 6

RK Bolingbroke	15/12/08	Yvon MILLET	15 Dec 08
Quality and Technology Manager, Witton	Date	Quality and Technology Manager, Savoie	Date
Michael Hausman	12 Dec 08	JR Berger	10 Dec 08
Quality and Technology Manager, Morgantown	Date	Quality and Technology Manager, Henderson	Date
J Horodecky	15 Dec 08	Margaret Bolding	12 Dec 08
Purchasing Manager, Europe	Date	Purchasing Manager, Henderson	Date
Nicholas D. Corby, III	12 Dec 08
Purchasing Manager, Morgantown	Date

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Appendix B:  Consignment Agreement

[Missing Graphic Reference]	RAW MATERIAL SPECIFICATION	RMS: 71.5
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Appendix C:  Form of Annual Confirmation

Titanium Metals Corporation/TIMET UK Ltd.
____________
____________
____________

(Insert Date)

Dear Sirs:

ANNUAL CONFIRMATION

Please refer to the Titanium Sponge Supply Agreement dated (Insert Date) and the Titanium Sponge Consignment Agreement dated (Insert Date) between you (“TIMET”) and us (“Toho”).  The capitalized terms used in this letter shall have the same meaning as defined in the aforementioned Agreements.  For the avoidance of doubt, the reference herein to the term “Commodity” shall, where required, include the reference to the term “Material” in the Titanium Sponge Consignment Agreement.

It is hereby agreed in accordance with Article 4 of the Titanium Sponge Supply Agreement that the following shall apply to deliveries and withdrawals of the Commodity to and from the Consignment Place during the period 1st January 200_ through 31st December 20__  in accordance with the terms of the Titanium Sponge Consignment Agreement.

1.           Quantity :
As agreed pursuant to Article 5 of the Titanium Sponge Supply Agreement, Toho shall deliver the following quantities of the Commodity to TIMET during the period 1st January  20__ and 31 December 200_:

- Structural Grade:   (insert quantity)
- Disc Quality:     (insert quantity)

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- SP80:                                (insert quantity)
- HP120:                             (insert quantity)
- HP250:                             (insert quantity)
Total                          (insert quantity)

TIMET agrees to purchase the Commodity in accordance with the terms and conditions of the Titanium Sponge Consignment Agreement.

2.           Price :
As agreed pursuant to Article 6 and Article 7 (if applicable) of the Titanium Sponge Supply Agreement the following Firm Prices in US$ shall be applied to deliveries into the consignment from 1 January 20__ to 31 December 20__ :

- Structural Grade:           US$                      /Kg           DDU Consignment Place
- Disc Quality                   US$                      /KG          DDU Consignment Place
- SP80:                               US$                      /Kg           DDU Consignment Place
- HP120:                             US$                      /Kg           DDU Consignment Place
- HP250:                             US$                      /Kg           DDU Consignment Place

3.           Deliveries :  Toho shall use reasonable endeavour to ship the Commodity from Japan by sea to meet the target delivery schedule as specified in the attachment no. 1 to this Annual Confirmation.  However Toho does not guarantee to meet the exact date but agrees to deliver the Commodity within *  before or after the scheduled date. However, if any scheduled shipment (other than due to Force Majeure) is delayed by more than sixty *  from the scheduled delivery date, and the Commodity held in Consignment is not sufficient to cover for such late delivery, TIMET may at its sole election, provide written notice to Toho of TIMET’s election to (i) *; or (ii) take the delivery of the delayed Commodity within forty-five (45) days of receipt of TIMET’s notice of election, and Toho agrees to supply the Commodity to TIMET on a first priority basis, with time of the essence in performance, until all TIMET’s orders have been brought current with the original delivery schedule.  *.

4.           Consignment Stock at 31/December 200_:  Any and all of the Commodity in the Consignment Stock at 31 December 20__ shall be carried over to 20__, and consumed by TIMET in accordance with the terms and conditions of the Titanium Sponge Consignment Agreement. The applicable price for any carried over quantity shall be the Firm Price applicable at the time of the delivery to the Consignment Stock.

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5.           Payment : Payment of the Firm Price by TIMET to Toho shall be made within 60 days after the end of the month during which the sale shall have taken place pursuant to Clause 3.2 of the Titanium Sponge Consignment Agreement and shall be effected by bank remittance to such bank account as designated by Toho.

If the foregoing meets with your approval, would you sign and return the duplicate of this letter enclosed herewith.

Yours faithfully,
Agreed by
Toho Titanium Co., Ltd.                                                              Titanium Metals Corporation

Name:	Name:
Title:	Title: